Exhibit 99.1

FOR IMMEDIATE WORLDWIDE RELEASE

For Further Information, Contact:

Mark Namaroff

Director of Investor Relations

(978) 326-4058

investorrelations@analogic.com

Analogic Announces Financial Results for the First Quarter Ended

October 31, 2014 and Declares Quarterly Cash Dividend

Return to Revenue Growth as Market Conditions Improve

and New Products Gain Traction

PEABODY, Mass. (December 9, 2014) – Analogic Corporation (Nasdaq:ALOG), enabling the world’s medical imaging and aviation security technology, today announced results for its first quarter ended October 31, 2014.

Highlights during the first quarter (comparisons are against Q1 of fiscal 2014) included:

•	Revenue of $118 million, up 7%

•	Gross margin of 44%, up 5 points

•	GAAP operating margin of 4%; Non-GAAP operating margin of 9%

•	GAAP diluted EPS of $0.29; Non-GAAP diluted EPS of $0.63

•	Operating cash flow of $14 million

•	Commercial launch and production ramp of TriCore™ based flagship bk3000™ for premium urology and deep imaging for guidance and general ultrasound

Revenue for the first quarter of fiscal 2015 was $118.3 million, an increase of 7% compared with revenue of $110.1 million in the first quarter of fiscal 2014. GAAP net income for the first quarter of fiscal 2015 was $3.7 million, or $0.29 per diluted share, compared with a net loss of ($3.8) million, or ($0.30) per diluted share, in the first quarter of fiscal 2014.

Non-GAAP net income for the first quarter was $7.9 million, or $0.63 per diluted share, compared with $0.8 million, or $0.06 per diluted share, in the prior year’s first quarter. A reconciliation of GAAP to non-GAAP results is included as an attachment to this press release.

Jim Green, president and CEO, commented, “Consistent with our expectations, Analogic returned to growth in our first quarter of fiscal 2015, driven by our Medical Imaging and Ultrasound businesses, with significant improvements in gross margin. Market conditions for medical imaging equipment are seeing early signs of improvement and our new CT and ultrasound products are starting to gain traction, all resulting in a favorable outlook for the year. Security and Detection backlog remains strong with revenue on track for the fiscal year.”

Green continued, “We continue to see fiscal 2015 revenues growing mid-single digits with a 1-2 point improvement in non-GAAP operating margin, putting us back on our trajectory of profitable growth.”

Segment Revenues

Medical Imaging segment revenue was $66.7 million for the first quarter of fiscal 2015, up 11% from the same period of fiscal 2014 due to CT and Mammography sales growth coupled with a lower Q1 fiscal 2014 comparison.

Ultrasound segment revenue was $37.8 million for the first quarter of fiscal 2015, up 9% from the same period of fiscal 2014 due to growth in direct channel sales in North America and emerging markets.

Security and Detection segment revenue was $13.8 million for the first quarter of fiscal 2015, down 9% from the same period of fiscal 2014 due to timing of high- speed shipments. Order backlog remains strong at $56 million.

Quarterly Cash Dividend

On December 5, 2014, Analogic’s Board of Directors declared a $0.10 cash dividend for each common share for its first fiscal quarter ended October 31, 2014. The cash dividend will be payable on January 2, 2015 to shareholders of record on December 19, 2014.

Use of Non-GAAP Financial Measures

This document includes non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results. The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial results. An explanation and a reconciliation of our non-GAAP measures are provided at the end of this press release.

Forward-Looking Statements

Any statements about future expectations, plans, and prospects for the Company, including statements containing the words “believes,” “anticipates,” “plans,” “expects,” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to product development and commercialization, limited demand for the Company’s products, limited number of customers, risks associated with competition, uncertainties associated with regulatory agency approvals, competitive pricing pressures, downturns in the economy, the risk of potential intellectual property litigation, acquisition related risks, and other factors discussed in our most recent quarterly and annual reports filed with the Securities and Exchange Commission. In addition, the forward-looking statements included in this presentation represent the Company’s views as of the date of this document. While the Company anticipates that subsequent events and developments will cause the Company’s views to change, the Company specifically disclaims any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s views as of any later date.

Conference Call

Analogic will conduct an investor conference call on Tuesday, December 9, 2014 at 5:00 p.m. (ET) to discuss results for the first quarter ended October 31, 2014. To participate in the conference call, dial 1-866-823-6992, or 1-334-323-7225 for international callers, approximately ten minutes before the conference is scheduled to begin. Inform the operator that you wish to join the Analogic conference call, passcode 42748. You will then be asked for your name, organization, and telephone number, and be connected to the conference. The earnings release and, just prior to the call, presentation materials related to the quarterly financial information will be posted on the Company’s investor relations website at http://investor.analogic.com.

The call will also be available via webcast in listen-only mode. To listen to the webcast, visit http://investor.analogic.com approximately five to ten minutes before the conference is scheduled to begin. A telephone digital replay will be available approximately two hours after the call is completed through midnight (ET), Friday, January 9, 2015. To access the digital replay, dial 1-877-919-4059, or 1-334-323-0140 for international callers. The passcode is 27978473.

The replay of the conference call webcast will be archived at http://investor.analogic.com approximately three hours after the call is completed and will be available through midnight (ET), Friday, January 9, 2015. For more information, visit http://investor.analogic.com, or call 978-326-4058.

About Analogic

Analogic (Nasdaq:ALOG) provides leading-edge healthcare and security technology solutions to advance the practice of medicine and save lives. We are recognized around the world for advanced imaging and real-time guidance technologies used for disease diagnosis and treatment as well as for automated threat detection. Our market-leading ultrasound systems, led by our flagship BK Ultrasound brand, used in procedure-driven markets such as urology, surgery, and point-of-care, are sold to clinical practitioners around the world. Our advanced imaging technologies are also used in computed tomography (CT), magnetic resonance imaging (MRI) and digital mammography systems, as well as automated threat detection systems for aviation security. Our imaging technology can be found in over half of the CT and MRI systems installed worldwide. Analogic is headquartered just north of Boston, Massachusetts. For more information, visit www.analogic.com.

Analogic and the globe logo are registered trademarks of Analogic Corporation.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended
(In thousands, except per share data)	October 31, 2014	October 31, 2013
Net revenue:
Product	$116,935	$108,454
Engineering	1,381	1,628

Total net revenue	118,316	110,082

Cost of sales:
Product	65,138	65,626
Engineering	1,179	1,520

Total cost of sales	66,317	67,146

Gross profit	51,999	42,936

Operating expenses:
Research and product development	17,369	18,854
Selling and marketing	15,509	14,570
General and administrative	14,222	14,916
Restructuring	(58)	(39)

Total operating expenses	47,042	48,301

Income (loss) from operations	4,957	(5,365)
Total other income (expense), net	118	(421)

Income (loss) before income taxes	5,075	(5,786)
Provision for (benefit from) income taxes	1,421	(2,011)

Net income (loss)	$3,654	$(3,775)

Net income (loss) per share
Basic	$0.29	$(0.30)
Diluted	$0.29	$(0.30)

Dividends declared and paid per share	$0.10	$0.10

Weighted-average shares outstanding:
Basic	12,407	12,443
Diluted	12,570	12,443

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)
	October 31, 2014	July 31, 2014
Assets:
Cash and cash equivalents	$116,443	$114,540
Accounts receivable, net	85,961	106,436
Inventory	136,570	124,777
Other current assets	27,154	28,021

Total current assets	366,128	373,774
Property, plant, and equipment, net	112,156	114,165
Intangible assets and goodwill, net	113,705	114,321
Other non-current assets	11,327	12,082

Total Assets	$603,316	$614,342

Liabilities and Stockholders’ Equity:
Accounts payable	$34,111	$37,241
Accrued liabilities	32,384	33,465
Other current liabilities	11,799	13,807

Total current liabilities	78,294	84,513
Long-term liabilities	16,500	17,249
Stockholders’ equity	508,522	512,580

Total Liabilities and Stockholders’ Equity	$603,316	$614,342

UNAUDITED SUPPLEMENTAL INFORMATION - RECONCILIATION OF GAAP TO NON-GAAP MEASURES

We provide non-GAAP income from operations, other income, net income, and diluted net income per share as supplemental measures to reported results regarding our operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. The adjustments to these financial measures, and the basis for such adjustments, are outlined below:

Share-Based Compensation Expense

We incur expense related to share-based compensation included in the reported presentation of cost of sales, research and development, selling and marketing, and general and administrative expense. Although share-based compensation is an expense and viewed as a form of compensation, these expenses vary in amount from period to period. In addition, fluctuations in market price and volatility of our shares, risk-free interest rates, the expected term and forfeiture rates of the awards impact the expense period to period. A portion of our equity compensation is performance-based, which drives volatility in expense as estimated performance-based metrics are updated for actual and forecasted results. Our management team believes that exclusion of these expenses allows comparisons of operating results that are consistent between periods and allows comparisons of our operating results to those of other companies that disclose non-GAAP financial measures that exclude share-based compensation.

BK Medical Distributor Matter Inquiry-Related Costs

In fiscal year 2011, we identified transactions involving our Danish subsidiary, BK Medical, and certain of its foreign distributors, with respect to which we have raised questions concerning compliance with law and our business policies. We have concluded that the identified transactions have been properly accounted for in our reported consolidated financial statements in all material respects. During the three months ended October 31, 2014 and 2013, we incurred $0.8 million and $0.3 million of pre-tax inquiry-related costs, respectively.

Acquisition-related Expenses

Acquisition-related expenses relate to the amortization of intangibles and fair value adjustments associated with assets acquired in our business combinations. These expenses also include other transaction costs related to the acquisitions. The intangible assets are valued at the time of acquisition and are amortized over their estimated economic life. We believe the exclusion of these acquisition related expenses allow comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses. During the three months ended October 31, 2014 and 2013, we incurred pre-tax acquisition-related expenses of $2.3 million and $3.0 million, respectively.

Restructuring Charges

During the fourth quarter of fiscal year 2014, we implemented our fiscal year 2014 restructuring plan (FY14 restructuring plan) to optimize our operations in Peabody, Massachusetts, which affected 48 employees. In May 2013, we announced our fiscal year 2013 restructuring plan (FY13 restructuring plan) primarily relating to severance and personnel related costs of 115 involuntarily terminated employees, as well as for facility exit costs associated with restructuring activities, including the consolidation of manufacturing and certain support activities currently conducted at the Ultrasonix facility in Vancouver, into operations at our existing facilities, closure of the Ultrasonix sales subsidiary in Paris, France, the transition costs associated with the planned closure of our Englewood, Colorado facility, as we consolidated certain ultrasound transducer manufacturing and development activities into our State College, Pennsylvania facility, and optimization of our operations in Montreal, Canada and Peabody Massachusetts. We continue to incur costs on our FY14 restructuring plan through October 31, 2014, as we expect to complete restructuring activities in fiscal year 2015 for the FY 14 plan; we substantially completed restructuring activities in fiscal year 2014 for the FY13 plan. We incurred less than $(0.1) million of pre-tax restructuring costs for both three months ended October 31, 2014 and 2013.

Taxes

For purposes of calculating non-GAAP net income and non-GAAP diluted earnings per share, we adjust the provision for (benefit from) income taxes to tax effect the non-GAAP adjustments described above as they have a significant impact on our income tax (benefit) provision. In addition, from time-to-time, we recognize certain non-recurring tax adjustments.

Summary

We exclude the above-described expenses, their related tax impact and other non-recurring tax benefits in evaluating short-term and long-term operating trends in our operations, and allocating resources to various initiatives and operational requirements. We believe that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making.

These non-GAAP financial measures have not been prepared in accordance with GAAP, and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Further, these non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies. The following table reconciles the non-GAAP financial measures to their most directly comparable GAAP financial measures.

NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS RECONCILIATION

(In thousands, except per share data)	Three Months Ended
	October 31, 2014	October 31, 2013
GAAP Income (Loss) From Operations	$4,957	$(5,365)
Share-based compensation expense	2,592	2,735
Acquisition-related expenses	2,290	2,552
BK distributor matter inquiry related costs	770	331
Restructuring	(58)	(39)

Non-GAAP Income from Operations	$10,551	$214

Percentage of Total Net Revenue	8.9%	0.2%

GAAP Other Income (Expense), net	$118	$(421)
Acquisition related loss	—	484

Non-GAAP Other Income, net	$118	$63

Percentage of Total Net Revenue	0.1%	0.1%

GAAP Net Income (Loss)	$3,654	$(3,775)
Share-based compensation expense	1,821	1,852
Acquisition related revenues, expenses and loss	1,938	2,522
BK distributor matter inquiry related costs	489	245
Restructuring	(37)	(25)

Non-GAAP Net Income	$7,865	$819

Percentage of Total Net Revenue	6.6%	0.7%

GAAP Diluted Net Income (Loss) Per Share	$0.29	$(0.30)
Effect of non-GAAP adjustments	$0.34	$0.36

Non-GAAP Diluted Net Income Per Share	$0.63	$0.06